                                   EXHIBIT 23
                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference of our report dated March 1, 1994, (appearing on page 38 of the 1993 Annual Report to Shareholders of Cyprus Amax Minerals Company, which is incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 1993) in the Prospectuses constituting a part of each of the following Registration Statements:

    (a) Registration Statements on Form S-8 (No. 33-1600, No. 33-22939 and No. 33-53792) with respect to Cyprus Amax Minerals Company Savings Plan and Trust.

    (b) Registration Statements on Form S-8 (No. 33-1603, No. 33-21501 and No. 33-53794) with respect to the Management Incentive Program of Cyprus Amax Minerals Company and its participating subsidiaries.

    (c) Registration Statement on Form S-8 (No. 33-52812) with respect to the Stock Plan for Non-Employee Directors of Cyprus Amax Minerals Company.

    (d) Registration Statement on Form S-8 (No. 33-51011) with respect to the 1988 Amended and Restated Stock Option Plan of Cyprus Amax Minerals Company.

    (e) Registration Statement on Form S-3 (No. 33-36413) with respect to the Cyprus Amax Minerals Company Savings Plan and Trust.

  We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 29 of this Form 10-K.



PRICE WATERHOUSE

Denver, Colorado
March 23, 1994